UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54687	27-1627696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Acquisition and Related Financing of Anchor Centre
On May 22, 2014, KBS Real Estate Investment Trust III, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Buyer”), acquired an office property consisting of two office buildings containing an aggregate of 333,284 rentable square feet located on approximately 7.3 acres of land in Phoenix, Arizona (“Anchor Centre”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.  The contractual purchase price of Anchor Centre was $85.1 million plus closing costs.
Anchor Centre was built in 1984 and renovated between 2011 and 2012. As of May 22, 2014, Anchor Centre was approximately 79% leased to 27 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (net of rental abatements), for the tenants of Anchor Centre is approximately $4.9 million. The current weighted-average remaining lease term for the tenants is approximately 5.9 years.
The Company funded the purchase of Anchor Centre with proceeds from the Anchor Centre Mortgage Loan (defined below) and proceeds from its ongoing initial public offering. On May 22, 2014, in connection with the acquisition of Anchor Centre, the Buyer entered into a three-year secured mortgage loan with an unaffiliated lender for borrowings of up to $53.2 million secured by Anchor Centre (the “Anchor Centre Mortgage Loan”). At closing, $50.0 million of the loan was funded and the remaining $3.2 million is available for future disbursements to be used for tenant improvements and leasing commissions, subject to certain terms and conditions contained in the loan documents. The Anchor Centre Mortgage Loan matures on June 1, 2017, with three one-year extension options, subject to certain terms and conditions contained in the loan documents. The Anchor Centre Mortgage Loan bears interest at a floating rate of 150 basis points over one-month LIBOR. Monthly payments are initially interest-only. Monthly payments during the second and third extension periods would consist of principal and interest, with monthly principal payments of $50,365. The Buyer has the right to repay the loan in part and in whole subject to an exit fee, in certain circumstances, and other fees, expenses and conditions, all as described in the loan documents.
KBS REIT Properties III, LLC (“REIT Properties III”), the Company’s wholly owned subsidiary, is providing a limited guaranty of the Anchor Centre Mortgage Loan with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the lender as a result of certain intentional actions committed by the Buyer or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of any deficiency, loss or damage suffered by the lender in the event of certain bankruptcy or insolvency proceedings involving the Buyer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: May 23, 2014	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer